UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2016

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Independence Realty Trust, Inc. (“IRT”) previously disclosed entry into a Securities and Asset Purchase Agreement, dated September 27, 2016, to complete a management internalization (“Internalization”) and separation from RAIT Financial Trust (“RAIT”) and certain of its affiliates (the “Purchase Agreement”). On December 20, 2016, the parties completed the second closing under the Purchase Agreement. Simultaneously with the second closing, IRT entered into a Shared Services Agreement (the “Shared Services Agreement”) with RAIT dated December 20, 2016.

Pursuant to the terms of the Shared Services Agreement, RAIT and IRT will provide each other with transitional services, including but not limited to accounting, human resources, information technology, real estate and legal services, for a period of six months. In consideration for the various services provided by IRT and RAIT, IRT shall pay to RAIT net fees of $777,168 for the six-month term (i.e., $129,528 per month).

The foregoing description of the Shared Services Agreement is not complete. Reference is made to the Shared Services Agreement filed as Exhibit 10.1 to this Form 8-K.

On December 21, 2016, Independence Realty Operating Partnership, LP (“IROP”), the operating partnership of IRT, entered into an Increase Agreement (the “Increase Agreement”) by and among IROP, as borrower, subsidiaries of IROP named therein, KeyBank National Association (“KeyBank”), the other lenders party thereto, KeyBank, as administrative agent, The Huntington National Bank (“HNB”), as syndication agent and KeyBanc Capital Markets (“KeyBanc Capital”) and HNB, as joint lead arrangers and book managers, and Capital One, National Association, as documentation agent, and a Guarantor Confirmation from IRT and IR TS Op Co, LLC (“Op Co”).  The Increase Agreement amended the terms of the previously disclosed Credit Agreement (as amended, the "Credit Agreement") dated as of September 17, 2015 and previously amended on October 2, 2015 among the parties to the Increase Agreement and other lenders.  The Credit Agreement provided for a revolving line of credit (the “Revolver”) and a term loan (the “Term Loan”).  At December 21, 2016 $10.0 million was outstanding under the Revolver.  The Term Loan had been paid down $60.0 million from the $200.0 million originally outstanding to $140.0 million as of December 21, 2016 using a portion of the proceeds of IRT’s October 2016 common stock offering.  As a result of this offering and these repayments, the lenders party to the Increase Agreement agreed to increase the Revolver component of the Credit Agreement which IRT believes enhances its liquidity and financial flexibility.

The Increase Agreement amended the Credit Agreement as of December 21, 2016 as follows:

•	The commitment of the lenders to make loans under the Revolver was increased $47.5 million from $125.0 million to $172.5 million.

•

The lenders acknowledged and agreed that the right of IROP under the accordion feature of the Credit Agreement to request an increase of the total commitment of the lenders thereunder to up to a maximum of $450.0 million remained in effect and so, after giving effect to the increase in the Revolver, accordion increases in an aggregate amount of $137.5 million remained available to be exercised by IROP.   The original amount of available accordion increases under the Credit Agreement was $125.0 million and the $12.5 million increase to the amount of available accordion increases at December 21, 2016 was the result of the amount paid down under the Term Loan referenced above, partially offset by the increase in the Revolver referenced above.

The foregoing description of the Increase Agreement is not complete. Reference is made to the Increase Agreement filed as Exhibit 10.2 to this Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

Following completion of the Internalization, on December 20, 2016, IRT terminated that certain Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among IRT, Independence Realty Operating Partnership, LP (“IROP”), and Independence Realty Advisors, LLC (“IRA”), dated May 7, 2013, as amended by the First Amendment dated July 26, 2013 and the Second Amendment dated September 25, 2015. This termination was accomplished by a Termination Agreement (the “Termination Agreement”) dated as of December 20, 2016 entered into by the parties to the Advisory Agreement.  There were no termination penalties incurred by IRT as a result of the termination of the Advisory Agreement. Under the Advisory Agreement, IRA had previously been responsible for the day-to-day operations of IRT and IROP and performed, as appropriate, services and activities relating to the assets and operations of IRT in exchange for a base fee and a possible incentive fee. As a result of the Internalization, IRT acquired IRA and will perform the functions previously performed by IRA internally.

The foregoing description of the Termination Agreement is not complete. Reference is made to the Termination Agreement filed as Exhibit 10.3 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Simultaneously with the closing under the Purchase Agreement on December 20, 2016, IRT entered into employment agreements with each of Scott F. Schaeffer, IRT’s Chief Executive Officer (“CEO”), Farrell Ender, IRT’s President, and James J. Sebra, IRT’s Chief Financial Officer (“CFO”).  The employment agreements for Messrs. Schaeffer and Ender became effective upon the closing of the Internalization, and the employment agreement for Mr. Sebra will become effective upon the later of March 31, 2017 and the date on which RAIT files its annual report on Form 10-K for the fiscal year ended December 31, 2016.

Each employment agreement will continue until the third anniversary of its effective date (subject to earlier termination as described below), and will remain effective for successive one-year periods unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the then current term.  During the term of each executive’s employment under his employment agreement (the “Employment Term”), Messrs. Schaeffer, Ender and Sebra will continue to serve as CEO, President and CFO of IRT, respectively, and Mr. Schaeffer will continue to serve as Chairman of the Board of Directors of IRT (the “Board”), subject to the right of the Board to elect a different person to serve as Chairman.  During the Employment Term, Mr. Schaeffer will serve as a member of the Board, subject to his election to the Board by the stockholders of IRT during each year of the Employment Term, and IRT will nominate Mr. Schaeffer for election to the Board at any meeting of the stockholders where the election of Board members is included in the purposes of such meeting.

Each executive will receive a base salary, which will be reviewed annually for appropriate increases by the Board (but which may not be decreased), as follows: $618,600 per annum for Mr. Schaeffer; $308,600 per annum for Mr. Ender; and $398,600 per annum for Mr. Sebra.  Each executive will be eligible to receive annual bonuses in such amounts as the Board may approve in its sole discretion or under the terms of any annual incentive plan of IRT maintained for other senior level executives.  The executives will be entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to IRTs senior level executives as a group or to its employees generally.  For purposes of any vacation, holiday and sick leave policies of IRT that condition participation or entitlements on duration of service with IRT, each executive’s service with RAIT will be treated as service with IRT.  The executives also will be entitled to participate in any short-term and long-term incentive programs established by IRT for its senior level executives generally.

If the executive’s employment is terminated by IRT without “cause,” by the executive for “good reason” (as each such term is defined in the employment agreements), or due to the non-renewal of the employment agreement by IRT, then the executive will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to two and one quarter times (for Mr. Schaeffer) or two times (for Messrs. Ender and Sebra) the sum of (x) the executive’s base salary and (y) the average annual cash bonus earned by the executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by the executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three, provided that if the executive has been employed for less than one completed fiscal year, the amount used for clause (y) will be his target annual cash bonus for the fiscal year of his termination of employment; (ii) a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that the executive would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year; (iii) for a period of 18 months, the executive and his eligible dependents will continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) at the same premium rates as may be charged from time to time for employees of IRT generally, subject to their timely election of COBRA continuation coverage; and (iv) the executive’s outstanding equity awards will be treated in accordance with the terms of the applicable incentive plan and award agreements, provided that any such equity awards that are subject solely to time-vesting conditions will become fully vested.  The executive will also be entitled to receive any accrued or earned amounts or benefits that remain unpaid as of the date of his termination.

If Mr. Schaeffer’s employment is terminated by IRT without cause or by him for good reason, in each case upon or within eighteen months after a “change in control” (as such term is defined in his employment agreement), then he will be entitled to receive the severance payments and benefits described in the preceding paragraph, except that the severance multiple will be increased from two and one quarter to three.

If, prior to the effective date of Mr. Sebra’s employment agreement, IRT notifies Mr. Sebra that it does not wish for him to commence employment with IRT, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to two times the sum of (x) his base salary and (y) his target annual cash bonus for fiscal year 2017; (ii) a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that he would have earned for fiscal year 2017 had he commenced employment with IRT based on achievement of the applicable performance goals for such year; and (iii) his outstanding equity awards will be treated in accordance with the terms of the applicable incentive plan and award agreements, provided that any such equity awards that are subject solely to time-vesting conditions will become fully vested.  Mr. Sebra will not be entitled to receive the foregoing payments or benefits if, at the time IRT notifies Mr. Sebra that it does not wish for him to commence employment with IRT, IRT would have had grounds to terminate Mr. Sebra’s employment for cause had he been an employee of IRT at such time.

If the executive’s employment terminates due to his “disability” (as such term is defined in the employment agreements) or death, then the executive or his executor, legal representative, administrator or designated beneficiary, as applicable, will receive (in addition to any accrued or earned amounts or benefits that remain unpaid as of the date of his termination) a lump sum cash payment equal to a pro rata portion of his target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for such fiscal year, a pro rata portion of the average annual cash bonus earned by the executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by the executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three).

During the Employment Term and for a period of 12 months after the termination of the Employment Term, without regard to its termination for any reason which does not constitute a breach of the employment agreement by IRT or a resignation by the executive for good reason, the executive is subject to non-competition and non-solicitation (of employees and customers) covenants.  The employment agreements also contain customary non-disclosure of confidential information, assignment of intellectual property rights, clawback/recoupment and non-disparagement covenants.

The foregoing description of the employment agreements is not complete and is qualified in its entirety by reference to the employment agreements, which are attached hereto as Exhibits 10.4, 10.5 and 10.6, and are incorporated herein by reference.

Item 8.01	Other Events.

On December 20, 2016, IRT issued a press release announcing the completion of the Internalization. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Shared Services Agreement, dated December 20, 2016, by and among Independence Realty Trust, Inc. (“IRT”) and RAIT Financial Trust.

10.2

Increase Agreement dated as of December 21, 2016 by and among Independence Realty Operating Partnership, LP (“IROP”), as borrower, subsidiaries of IROP named therein, KeyBank National Association (“KeyBank”), the other lenders party thereto, KeyBank, as administrative agent, The Huntington National Bank (“HNB”), as syndication agent and KeyBanc Capital Markets and HNB, as joint lead arrangers and book managers, and Capital One, National Association, as documentation agent, with a guarantor confirmation from IRT and Op Co.

10.3	Termination Agreement dated December 20, 2016 IRT, IROP, and Independence Realty Advisors, LLC.

10.4	Employment Agreement, dated December 20, 2016, by and between IRT and Scott F. Schaeffer

10.5	Employment Agreement, dated December 20, 2016, by and between IRT and James J. Sebra

10.6	Employment Agreement, dated December 20, 2016, by and between IRT and Farrell M. Ender

99.1	Press Release, dated December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 21, 2016	By:	/s/ Scott F. Schaeffer
	Name:	Scott F. Schaeffer
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Shared Services Agreement, dated December 20, 2016, by and among Independence Realty Trust, Inc. (“IRT”) and RAIT Financial Trust.

10.2

Increase Agreement dated as of December 21, 2016 by and among Independence Realty Operating Partnership, LP (“IROP”), as borrower, subsidiaries of IROP named therein, KeyBank National Association (“KeyBank”), the other lenders party thereto, KeyBank, as administrative agent, The Huntington National Bank (“HNB”), as syndication agent and KeyBanc Capital Markets and HNB, as joint lead arrangers and book managers, and Capital One, National Association, as documentation agent, with a guarantor confirmation from IRT and Op Co.

10.3	Termination Agreement dated December 20, 2016 IRT, IROP, and Independence Realty Advisors, LLC.

10.4	Employment Agreement, dated December 20, 2016, by and between IRT and Scott F. Schaeffer

10.5	Employment Agreement, dated December 20, 2016, by and between IRT and James J. Sebra

10.6	Employment Agreement, dated December 20, 2016, by and between IRT and Farrell M. Ender

99.1	Press Release, dated December 20, 2016